Exhibit 99.1

Marchex Announces Pricing of Public Offerings of

Class B Common Stock and 4.75% Convertible Exchangeable

Preferred Stock

SEATTLE, WA, February 8, 2005 – Marchex, Inc. (“Marchex”) (NASDAQ: MCHX) today announced the pricing of public offerings of 8,000,000 shares of Class B common stock at a public offering price of $20.00 per share and 200,000 shares of 4.75% convertible exchangeable preferred stock with a liquidation preference of $250 per share. Each share of preferred stock is convertible into 10.2041 shares of Marchex Class B common stock based on an initial conversion price of $24.50 per share. An annual dividend of 4.75% will be payable quarterly in arrears. The estimated aggregate net proceeds from the offerings will be $199,350,000. In addition, Marchex has granted the underwriters an option to purchase up to 1,200,000 additional shares of Class B common stock and up to 30,000 additional shares of preferred stock to cover over-allotments, if any. All of the shares of common stock and preferred stock are being offered by Marchex. The preferred stock will be listed on the NASDAQ National Market under the symbol “MCHXP” (NASDAQ: MCHXP).

Marchex intends to use the net proceeds from the offerings to fund the pending Name Development Ltd. asset acquisition and for working capital and other general corporate purposes, including potential future acquisitions.

Piper Jaffray & Co. is serving as the lead manager and sole book-runner for the offerings, and RBC Capital Markets, Thomas Weisel Partners LLC, and Sanders Morris Harris, with respect to the common stock offering only, are acting as co-managers. Copies of the final prospectus may be obtained by contacting: Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, (612) 303-6000.

A registration statement relating to these securities has been filed with the SEC and was declared effective February 8, 2005. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Marchex, Inc.

Marchex (www.marchex.com) provides technology-based merchant services that facilitate and drive growth in online transactions. Marchex connects merchants with consumers who are searching for information, products and services on the Internet. The company’s platform of integrated performance-based advertising and search marketing services enables merchants to more efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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